Exhibit 10.3

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Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of October 6, 2017 by and among KalVista Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Merck Sharp & Dohme Corp., a New Jersey Corporation (the “Investor” and, together with the Company, the “Parties”). Capitalized terms contained and not otherwise defined herein shall have the meaning ascribed to such terms in the Purchase Agreement (defined below).

RECITALS

A.

The Investor is party to that certain Stock Purchase Agreement of even date herewith with the Company (the “Purchase Agreement”), and it is a condition to the closing of the Purchase Agreement and the sale pursuant thereto of the Company’s common stock, par value $0.001 per share (“Common Stock”), to the Investor that the Investor and the Company shall have executed and delivered this Agreement;

B.

As a condition to the closing of the Purchase Agreement by the Company, the Investor has agreed to enter into this Agreement providing for the Common Stock purchased pursuant to the Purchase Agreement and held of record or beneficially owned by the Investor or any Affiliate of the Investor or acquired after the date of the Purchase Agreement (the “Shares”) to be voted in the manner set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.Proxy. Subject to the terms and provisions of this Agreement, the Investor hereby irrevocably appoints, and shall cause its Affiliates who hold Shares to irrevocably appoint, the Chief Executive Officer and the Chief Financial Officer of the Company, or one of them, effective during the Term (as defined in Section 3 below), proxies and attorneys-in-fact, each with full power of substitution to vote all of the Shares in accordance with the provisions of Section 2 below. The Company shall cause the Chief Executive Officer and the Chief Financial Officer of the Company to not exercise the proxy granted herein for any purpose other than the purposes expressly described in this Agreement. The proxy granted hereby is coupled with an interest.

2.Voting. During the Term, all of the Shares shall be voted as follows: at each meeting of the stockholders of the Company and at every postponement or adjournment thereof, the Investor shall take such action as may be required so that all of the Shares entitled to vote at such meeting of stockholders are voted (i) in favor of each director nominated and recommended by the Board for election at any such meeting, (ii) against any stockholder nominations for director which are not approved and recommended by the Board for election at any such meeting, (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Compensation Committee of the Board, (iv) in favor of the Company’s

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proposal for ratification of the appointment of the Company’s independent registered public accounting firm, and (v) as recommended by the Board for any other matter presented at the meeting that would not require a preliminary proxy to be filed pursuant to Rule 14(a)-6(a) of the Exchange Act; provided that the Investor shall not be under any obligation to vote in the same manner as recommended by the Board or in any other manner, other than in the Investor’s sole discretion, with respect to any other matter, including the approval (or non-approval) or adoption (or non-adoption) of, or other proposal directly related to, any (a) transaction that would result in a Change of Control of the Company, (b) licensing, partnering, partnership, collaboration, joint venture, research and development or similar agreement, (c) any issuance of Common Stock and (d) any dividends or other distributions to any stockholders of the Company.

For the purposes of this Agreement, the term “vote” shall include any exercise of voting rights whether at an annual or special meeting of stockholders or by written consent or in any other manner permitted by applicable law and the Company’s organizational documents.

3.Termination. This Agreement shall be effective and the term hereof (the “Term”) shall commence as of the date first set forth above and shall terminate until the earliest to occur of (a) the first anniversary of the Closing Date, (b) the first date on which the Investor does not beneficially own at least 5% of the then-outstanding shares of Common Stock, (c) the Common Stock ceasing to be registered pursuant to Section 12 of the Exchange Act, and (d) the consummation of a Change of Control of the Company.

4.Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued by the Company to the Investor or any of its Affiliates on, or in exchange for, any of the Shares issued pursuant to the Purchase Agreement by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

5.Legending of Shares. The Investor hereby agrees that the Shares shall bear a legend, in customary form, stating that they are subject to this Agreement.

6.Miscellaneous.

Governing Law

.  Resolution of all disputes and claims arising out of or related to this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of Delaware, without regard to conflicts of law rules that would provide for application of the law of a jurisdiction outside Delaware.

Dispute Resolution

. The Parties agree that all disputes shall be governed in accordance with Section 13.14 of the Option Agreement.

Equitable Remedies; Specific Performance

. The rights and remedies of the Parties shall be cumulative and not alternative, except as expressly provided in any Transaction Document.  Each of the Parties agrees that this Agreement and the other Transaction Documents are intended to be legally binding and specifically enforceable pursuant to their respective terms and that the Parties would be irreparably harmed if any of the provisions of the Transaction Documents are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event.  Accordingly, in addition to any other remedy to which a non-breaching Party may be entitled at law, a non-breaching Party shall be entitled to seek injunctive relief to prevent breaches of the Transaction Documents and to specifically enforce the terms and provisions hereof

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and thereof.  Each Party hereby irrevocably waives (a) any requirement that the other Party post a bond or other security as a condition for obtaining such relief and (b) any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or thereof or injunctive relief in any action brought therefor by any other Party.

Counterparts

. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A signed copy of this Agreement delivered by facsimile or PDF file by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Titles and Subtitles

. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Notices

.  Any notice, claims and other communications required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes (a) upon receipt, if mailed by first class certified or registered mail, postage prepaid, express delivery service or personally delivered or (b) on the date of transmission, if sent by facsimile or e-mail of an Adobe™ Portable Document Format (“PDF”) document (with confirmation of transmission) if sent during the normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient.  Unless otherwise specified in writing, the addresses, facsimile numbers and e-mail addresses of the Parties shall be as set forth below.

If to the Company:

KalVista Pharmaceuticals, Inc.

55 Cambridge Parkway, 9th Floor

Cambridge, MA 02142

Attention:  Chief Financial Officer

Email:  [***]

With a copy (which shall not constitute notice) to:

Fenwick & West LLP

555 California St., 12th Floor

San Francisco, CA 94104

Attention:  Robert Freedman

Email:  [***]

If to the Investor:

Merck Sharp & Dohme Corp.

One Merck Drive

Whitehouse Station, NJ 08889-0100

Attention:  Office of Secretary

Facsimile:  (908) 735-1246

With copies (which shall not constitute notice) to:

Merck Sharp & Dohme Corp.

2000 Galloping Hill Road

P.O. Box 539

Mailstop K-1-4161

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Kenilworth, NJ 07033

Attention:  Senior Vice President, Business Development

and

Covington & Burling LLP

One CityCenter

850 Tenth Street, NW

Washington, DC  20001

Attention:  [***]

Facsimile:  (202) 662-6291

E-mail:  [***]

Expenses

. Except as otherwise specifically provided herein or in any other Transaction Document, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the other Transaction Documents shall be paid by the Party incurring such cost or expense.

Amendments and Waivers

. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.  Any amendment or waiver effected in accordance with this paragraph shall be binding on the Company, the Investor and their respective controlled Affiliates.

Delays or Omissions

. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, nor any partial exercise thereof, shall impair any such right, power or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

Severability

.  If any one or more of the provisions of this Agreement or any other Transaction Document is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement or such other Transaction Document, as applicable, and shall not serve to invalidate any remaining provisions hereof or therefor or invalidate or render unenforceable such term or provision in any other jurisdiction.  The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement and the other Transaction Documents may be realized.

Entire Agreement

. This Agreement and the other Transaction Documents set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and of the other Transaction Documents and supersede and terminate all prior and contemporaneous agreements and understandings between the Parties with respect to such subject matter.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to the subject matter hereof or of the other Transaction Documents other than as are set forth therein.

No Third Party Beneficiaries; Assignment

.  Except as contemplated in Section 7.02 of the Purchase Agreement, this Agreement and the other Transaction Documents are solely for the benefit of the Parties and their respective successors and assigns and no third party is intended or shall be deemed to be a beneficiary of any provision of this Agreement or any other Transaction Document

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(including, for the avoidance of doubt, any stockholder of the Company).  Subject to Section 6.06 of the Purchase Agreement, no Party may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void.

Interpretation and Construction

. In this Agreement and the other Transaction Documents, except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa); (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”; (c) the word “will” will be construed to have the same meaning and effect as the word “shall”; (d) the word “any” shall mean “any and all” unless otherwise clearly indicated by context; (e) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (f) any reference herein to any Person will be construed to include the Person’s successors and assigns; (g) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (h) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; (i) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement; (j) provisions that require that a Party or the Parties “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail (except to the extent provided in Section 6(f)) and instant messaging); (k) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof; (l) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or”; and (m) the term “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”.  Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel.  Each Party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the Parties shall be deemed the work product of all of the Parties and may not be construed against any Party by reason of its drafting or preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is hereby expressly waived by each of the Parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.  Any reference herein of “except as disclosed in the SEC Filings,” or similar reference, shall be deemed to exclude cautionary statements included in the “Risk Factors” or “Forward-Looking Statements” sections of the SEC Filings or other general cautionary or forward-looking statements in any other sections of such SEC Filings; provided that such exclusion shall not apply to any statements of historical fact.  References in this Agreement to “dollars” or “$” shall mean the legal tender of the United States of America.

Further Assurances

.  The Parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated by this Agreement or any other Transaction Document and to evidence the fulfillment of the agreements herein or therein contained.

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IN WITNESS WHEREOF, the Parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

KALVISTA PHARMACEUTICALS, INC.

By: /s/ T. Andrew Crockett

Name: T. Andrew Crockett

Title: Chief Executive Officer

[Signature Page to Voting Agreement]

MERCK SHARP & DOHME CORP.

By: /s/ Benjamin Thorner

Name:  Benjamin Thorner

               Title:    Senior Vice President and Global   Head of Business Development &   Licensing

[Signature Page to Voting Agreement]